UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 17, 2015
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Credit Agreement

On February 17, 2015, Blue Nile, Inc. (the “Company”) renewed its Credit Agreement (the “Second Loan Modification Agreement”) with U.S. Bank National Association (the “Lender”). The Second Loan Modification Agreement provides for a $40.0 million (the "Credit Limit") unsecured, revolving credit facility with an option to increase the Credit Limit by $10.0 million. The line termination date has now been extended to February 28, 2016. The aggregate principal amounts outstanding at any one time shall not exceed the New Credit Limit. There is a $60,000 modification fee for the renewal.

A copy of the Second Loan Modification Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though they were fully set forth herein. The description above is a summary of the terms of the Second Loan Modification Agreement and does not provide a complete description of the Second Loan Modification Agreement, and is qualified in its entirety by the complete text of the Second Loan Modification Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K under the caption “Credit Agreement,” which discussion is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Loan Modification Agreement dated February 17, 2015 between Blue Nile, Inc. and U.S. National Bank Association.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

Dated: February 20, 2015	By:	/s/ David Binder
David Binder
Chief Financial Officer
(Principal Financial Officer)